UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2019

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	EXPR	The New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 12, 2019, Express, Inc. (the "Company") held its Annual Meeting of Stockholders. Set forth below are the voting results for each of the matters submitted to a vote of the Company's stockholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Class III directors:
	Terry Davenport	51,073,801	656,880	733,580	7,180,460
	Karen Leever	51,068,408	663,881	731,972	7,180,460
	Winnie Park	51,069,432	662,865	731,964	7,180,460

		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Advisory vote to approve executive compensation (Say-on-Pay).	50,776,107	743,954	944,200	7,180,460

		1 YEAR	2 YEARS	3 YEARS	Abstentions	Broker Non-Votes
3.	Advisory vote to determine the frequency of future advisory votes on executive compensation.	49,955,728	28,361	1,741,803	738,369	7,180,460

Consistent with a majority of the votes cast with respect to this proposal and with the recommendation of the Company's Board of Directors, the Company will hold a stockholder advisory vote on the compensation of its named executive officers annually until the next required vote on the frequency of stockholder votes on the compensation of its named executive officers as required pursuant to Section 14A of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
4.	Ratification of PricewaterhouseCoopers LLP as Express, Inc.'s independent registered public accounting firm for 2019.	58,198,631	658,775	787,315	N/A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: June 14, 2019	By	/s/ Melinda R. McAfee
Melinda R. McAfee
Senior Vice President, General Counsel & Secretary